                                                                      EXHIBIT 32


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report on Form 10-Q/A of WRC Media Inc. and its subsidiaries and Weekly Reader Corporation and its subsidiaries for the period ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned in his capacity as an officer of the registrant, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition, results of operations and cash flows of the Company for the periods presented in the report.


Date:    July 29, 2004



/s/ Martin E. Kenney, Jr.
------------------------------------------
Martin E. Kenney, Jr.
Chief Executive Officer, WRC Media Inc.
and CompassLearning, Inc. and EVP, Weekly Reader Corporation


/s/ Richard Nota
------------------------------------------
Richard Nota
Senior Vice President-Finance and Principal Financial Officer
WRC Media Inc. and Weekly Reader Corporation